Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333‑219545, 333-223306), on Form S-4 (No. 333-202393), and on Form S-8 (Nos. 033-52557, 033‑53689, 333-26613, 333-70859, 333-81085, 333-61768, 333-107673, 333-113502, 333-116776,  333‑126042, 333-148206, 333-156047, 333-159897, and 333-181389) of Essential Utilities, Inc. of our report dated February 28, 2020 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA

February 28,  2020